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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8) dated September 15, 1998 pertaining to the Associated Materials Incorporated Employee Stock Purchase Plan (File No. 333-63435) and the Associated Materials Incorporated Amended and Restated 1994 Stock Incentive Plan (File No. 333-63445) of our report dated February 5, 1999, with respect to the financial statements of Associated Materials Incorporated included in the Annual Report (Form 10-K) for the year ended December 31, 1998.


                                                            /s/Ernst & Young LLP

Dallas, Texas
March 22, 1999